REVISED SCHEDULE A

To the Investment Management Agreement, dated December 2, 2004, by and between Allianz Life Advisers, LLC (now Allianz Investment Management LLC) and Allianz Variable Insurance Products Fund of Funds Trust.

Fees payable to the Manager pursuant to Section 4 hereof shall be at the following annual rates for each Fund:

AZL Fusion Balanced Fund................................ 0.20%

AZL Fusion Conservative Fund......................... 0.20%

AZL Fusion Edge Fund....................................... 0.20%

AZL Fusion Growth Fund................................... 0.20%

AZL Fusion Moderate Fund ..............................0.20%

AZL Balanced Index Strategy Fund .................0.05%

AZL Growth Index Strategy Fund ....................0.05%

The management fee shall be accrued and paid to the Manager pursuant to Section 4 of the Investment Management Agreement.

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust
By: /s/ Brian Muench
Name: Brian Muench
Title: Vice President

Allianz Investment Management LLC
By: /s/ Brian Muench
Name: Brian Muench
Title: Vice President

Updated: 11/3/2010